UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2022

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1200
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 15, 2022, Ashford Inc. (the “Advisor”) and Ashford Hospitality Services, LLC, a subsidiary of the Advisor (“Ashford Services”), agreed with Jeremy Welter, the Chief Operating Officer of the Advisor, that, effective July 15, 2022 (the “Resignation Date”), Mr. Welter would terminate employment with and service to the Advisor, Ashford Services and their affiliates. Mr. Welter is also the Chief Operating Officer of Ashford Hospitality Trust, Inc. (“Ashford Trust”) and Braemar Hotels & Resorts Inc. (the “Company”) and accordingly his service as Chief Operating Officer of each of Ashford Trust and the Company will also end effective as of the Resignation Date.

Ashford Services and Mr. Welter have entered into a Release and Waiver Agreement (the “Release”) in connection with his departure. Pursuant to the Release, Mr. Welter will continue to receive his base salary and be eligible for employee benefits through the Resignation Date and, in consideration of and subject to a release of claims by Mr. Welter and his continuing compliance with certain post-employment obligations, the parties agreed among other things that, effective as of the Resignation Date:

●	Mr. Welter will receive a lump-sum payment of $750,000 and, commencing in August 2022, payment of $6,397,067 in 24 equal monthly installments;

●	Mr. Welter and his eligible dependents will generally remain eligible to participate in, and receive reimbursement for the employee cost of, health, life and long-term disability plans for up to 24 months following the Resignation Date, and he or they would be eligible thereafter for up to 12 months of COBRA cost reimbursement, if applicable; and

●	All outstanding equity incentive awards granted to Mr. Welter, including those issued by Ashford Trust and the Company, will be treated as if Mr. Welter’s employment termination was by the employer without “Cause” as contemplated by the underlying award agreements.

Mr. Welter remains bound by the restrictive covenants set forth in his Employment Agreement with the Advisor and Ashford Services dated as of December 20, 2019 (generally relating to confidentiality, noncompetition and nonsolicitation), with certain modifications to the employee nonsolicitation obligations as provided in the Release. Pursuant to the Release, Mr. Welter also agrees to certain limitations during the 24-month cash payment period described above on his ability to acquire stock of the Advisor, Ashford Trust and the Company and their affiliates and to engage in certain corporate transactions involving such entities, and Mr. Welter is provided a release of claims.

The foregoing summary of the Release does not purport to be complete and is qualified in its entirety by the full text of the Release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Release and Waiver, by and between Ashford Hospitality Services, LLC and Jeremy Welter, dated April 15, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Deric S. Eubanks
Deric S. Eubanks
Chief Financial Officer

Date: April 19, 2022